AMENDED AND RESTATED BYLAWS
OF
DECKERS OUTDOOR CORPORATION
a Delaware corporation
(as updated through April 26, 2018)
ARTICLE I OFFICES

SECTION 1.1    Registered Office. The registered office of Deckers Outdoor Corporation (the “Corporation”) shall be at 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof shall be Corporation Service Company.
SECTION 1.2    Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the “Board”) may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.
SECTION 1.3     Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 2.1    Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders, whether called by the Board or by stockholders, shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware that may be designated by (or in the manner determined by) the Board and at such date and time as may be designated by (or in the manner determined by) the Board.
SECTION 2.2    Annual Meetings. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and place and on such date as shall be determined by (or in the manner determined by) the Board.
SECTION 2.3    Special Meetings. Special meetings of stockholders of the Corporation for any purpose or purposes may only be called in accordance with the provisions of the Certificate of Incorporation.
SECTION 2.4    Notice of Meetings. Except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation), notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting directed to such stockholder at such stockholder’s address as it appears on the records of the Corporation. Every notice of a meeting of stockholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person or by proxy and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.
SECTION 2.5    Quorum. Except as otherwise required by law, the holders of a majority of the voting power of all of the shares of stock of the Corporation entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. Subject to the requirement of a larger percentage vote, if any, contained herein or by law, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining. In the absence of a quorum at any meeting or any adjournment thereof, a majority of the voting power of all the stockholders present in person or by proxy and entitled to vote thereat or any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. The chairman of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time. At any adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.6    Voting.
(A)Each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation.
(B)Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.
(C)Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder’s proxy appointed by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. At any meeting of stockholders at which a quorum is present, all matters, except as otherwise provided in these Bylaws by law or by the rules of any stock exchange upon which the Corporation’s securities are listed, shall be decided by the affirmative vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote on the subject matter. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there by such proxy, and it shall state the number of shares voted.
SECTION 2.7    Inspectors. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
SECTION 2.8    Advance Notice of Stockholder Proposals and Stockholder Nominations.
(A)At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of record of the Corporation who complies with the notice procedures set forth in this Section 2.8. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of the stockholders. For business to be properly brought before an annual meeting of the stockholders by a stockholder (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act and other than the nomination of a person for election as a director, which is governed by Section 2.8(B) below), (i) the stockholder must have given notice thereof, and in compliance with this Section 2.8(A), in writing to the Secretary of the Corporation not more than one hundred twenty (120) days and not less than ninety (90) days in advance of the one-year anniversary of the date on which the Corporation held the preceding year’s annual meeting of stockholders; provided, however, that, subject to the following sentence, if the meeting is convened more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; and (ii) such business must otherwise be a proper matter for stockholder action. In no event shall any adjournment of a meeting or the announcement thereof, or postponement of a meeting for which notice has been given, commence a new time period for giving timely notice as described above. In addition, the stockholder providing such notice must be a stockholder of record both at the time the notice is given and at the time of the meeting at which the business referenced in the notice will be considered. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business and any Stockholder Affiliate, (iii) (A) the class and number of shares of the Corporation that are, directly or indirectly, beneficially owned by the stockholder and by any Stockholder Affiliate and (B) any derivative positions held or beneficially held by the stockholder and any Stockholder Affiliate and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate with respect to the Corporation’s securities; (iv) a description of all agreements, arrangements and understandings between such stockholder or any Stockholder Affiliate and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of the stockholder or any Stockholder Affiliate in such business, and (vi) whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation. Furthermore, a stockholder providing such notice shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.8. The chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered.

For purposes of this Section 2.8, “public announcement” shall mean an announcement made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission, and “Stockholder Affiliate” means (i) any person controlling, directly or indirectly, or acting in concert with, any stockholder providing the notice pursuant to this Section 2.8, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Affiliate.
(B)Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Corporation not more than one hundred twenty (120) days and not less than ninety (90) days in advance of the one-year anniversary of the date on which the Corporation held the preceding year’s annual meeting of stockholders; provided, however, that, subject to the following sentence, if the meeting is convened more than twenty-five (25) days prior to or delayed by more than twenty-five (25) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment of an annual meeting or the announcement thereof, or postponement of an annual meeting for which notice has been given, commence a new time period for giving timely notice as described above. Notwithstanding anything herein to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement made by the Corporation naming all of the nominees for director or indicating the increase in the size of the Board at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In addition, the stockholder providing such notice must be a stockholder of record both at the time the notice is given and at the time of the annual meeting at which the directors nominated in the notice will be considered. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of any Stockholder Affiliate; (ii) (A) the class and number of shares of the Corporation that are, directly or indirectly, beneficially owned by the stockholder and by any Stockholder Affiliate and (B) any derivative positions held or beneficially held by the stockholder and any Stockholder Affiliate and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Affiliate with respect to the Corporation’s securities; (iii) the name and address of the person or persons to be nominated; (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (v) a description of all arrangements or understandings between the stockholder or any Stockholder Affiliate on the one hand, and any nominee for election as a director on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (vii) the consent and commitment of each nominee to serve as a director of the Corporation; (viii) with respect to each nominee, a completed and signed questionnaire, representation and agreement required by Section 2.8(D) of these Bylaws; (ix) a description of all agreements, arrangements and understandings between such stockholder and Stockholder Affiliate and any other person or persons (including their names) in connection with the director nominee; and (x) whether the stockholder or any Stockholder Affiliate intends to conduct a proxy solicitation. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.8(B) or by or at the direction of the Board. The chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.
(C)Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that directors are to be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record both at the time the notice is given and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in Section 2.8(B) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons for election if the stockholder’s notice required by Section 2.8(B) of this Bylaw with respect to any nomination shall be delivered to the Secretary of the Corporation not later than ninety (90) days in advance of such meeting, or, if later, the tenth (10th) day following the first public announcement of the date of such meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment of a special meeting or the announcement thereof, or the postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(D)To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.8(B) and (C)) to the Secretary of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to any (1) agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination as a director of the Corporation is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 2.8.
ARTICLE III BOARD OF DIRECTORS
SECTION 3.1    General Powers. Subject to any requirements in the Certificate of
Incorporation, these Bylaws, and of the Delaware General Corporation Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law.
SECTION 3.2    Number and Term of Office. The authorized number of directors of the Corporation shall be no less than one (1) and no more than nine (9), as fixed from time to time by resolution adopted by the affirmative vote of a majority of the Whole Board, until this Section 3.2 is amended by a resolution duly adopted by the Board or by the stockholders of the Corporation, in either case in accordance with the provisions of Article XI of the Certificate of Incorporation. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until the annual meeting of stockholders at which such director’s term expires as provided in the Certificate of Incorporation and until such director’s successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided in these Bylaws and in accordance with law.
SECTION 3.3    Election of Directors.
(A)In an uncontested election of directors, each director of the Corporation shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”); provided, however, that, in a contested election, the directors shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section 3.3, (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected, (ii) a “contested election” is an election in which the number of nominees for director nominated by (a) the Board or (b) any stockholder or (c) a combination of the Board and any stockholder, exceeds the number of directors to be elected, and (iii) a “majority of the votes cast” means that the number of votes “for” a nominee for director must exceed fifty percent (50%) of the votes cast. Votes “against” a nominee for director will count as votes cast, but “abstentions” will not count as votes cast. Prior to the meeting, the Board (or its designee) shall determine whether an election constitutes a contested election, and such determination shall remain effective from the date of such determination regardless of any change in the number of nominees for director or the number of directors to be elected.
(B)In order for any incumbent director to become a nominee for further service on the Board, such person must submit an irrevocable letter of resignation to the Board, which offer of resignation shall become effective (i) upon that incumbent director not receiving a majority vote in an uncontested election, and (ii) upon acceptance of the offer of resignation by the Board as set forth in this Section 3.3.
Within sixty (60) days following certification of the stockholder vote, the Corporation’s Corporate Governance Committee (the “Committee”) shall recommend to the Board the action to be taken with respect to such offer of resignation. In determining whether or not to recommend that the Board accept any resignation offer, the Committee shall be entitled to consider all factors believed relevant by the Committee’s members, including, without limitation: (i) any stated reasons for the incumbent director not receiving the required majority vote and whether the underlying cause or causes are curable; (ii) the factors, if any, set forth in the guidelines or other policies that are to be considered by the Committee in evaluating potential candidates for the Board as such factors relate to each incumbent director who has so offered his or her resignation; (iii) the length of service of such incumbent director; (iv) the effect of such resignation on the Corporation’s compliance with any law, rule, regulation, stock exchange listing standards or contractual obligations; (v) such incumbent director’s contributions to the Corporation; and (vi) any other factors that the Committee believes are in the best interests of the Corporation.
The Board shall act on the Committee’s recommendation within ninety (90) days following certification of the stockholder vote and shall notify the incumbent director concerned of its decision. In determining whether or not to accept any resignation offer, the Board shall take into account the factors considered by the Committee and any additional information and factors that the Board believes to be relevant. If any director’s resignation offer is not accepted by the Board, the Board shall, within four (4) business days after reaching its decision, publicly disclose the decision, including the reasons for not accepting an offer of resignation, by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication.
Any director who tenders his or her offer to resign shall not participate in either the Committee’s or the Board’s consideration or other actions regarding whether to accept the offer of resignation. If each member of the Committee did not receive the required majority vote, a majority of the Board shall appoint a special committee of independent directors for such purpose of making a recommendation to the Board. If no independent directors received the required majority vote, the Board shall act on the resignation offers.
(C)If any incumbent director’s resignation offer is not accepted by the Board, such incumbent director shall continue to serve on the Board for the term for which he or she would have been elected and until his or her successor is duly elected and qualified, or until the incumbent director’s earlier death, resignation, or removal. If an incumbent director’s offer of resignation is accepted by the Board pursuant to this Section 3.3, or if a nominee for director is not elected by a majority vote and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.5 hereof.
SECTION 3.4    Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Secretary of the Corporation. A resignation is effective when delivered unless the resignation specifies a later date or an effective date determined upon the happening of an event or events.
SECTION 3.5    Vacancies and Newly Created Directorships. Except as otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may, unless the Board determines otherwise, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, however, that if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director chosen to fill a vacancy shall hold office until such director’s successor shall have been elected and shall qualify or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
SECTION 3.6    Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.
SECTION 3.7    Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.
SECTION 3.8    Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the Chief Executive Officer and President, and may also be called by a majority of the Whole Board. Except as otherwise required by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by facsimile or electronic transmission to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director’s address as it is shown upon the records of the Corporation. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by facsimile or electronic transmission as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting. In case such notice is sent in writing through an overnight delivery service in circumstances to which such service guarantees next day delivery, it shall be sent such that such next day delivery is guaranteed for delivery at least 24 hours prior to the time of the holding of the meeting. Such mailing, telegraphing, delivery, facsimile transmission or electronic transmission as above provided shall be due, legal and personal notice to such director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Attendance at a meeting shall constitute waiver of notice of such meeting, except when a director shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 3.9    Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the total number of the Whole Board shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. The directors shall act only as a Board, and the individual directors shall have no power as such.
SECTION 3.10     Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing or by electronic transmission is given thereto by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or of such committee.
SECTION 3.11     Compensation. Directors, whether or not employees of the Corporation or any of its subsidiaries, may receive an annual fee for their services as directors in an amount fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board. Such fees may be in the form of cash or other lawful consideration.
Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.
SECTION 3.12     Committees. The Board may, by resolution passed by the affirmative vote of a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each such committee shall serve at the pleasure of the Board. Any such committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members thereof; otherwise, the provisions of these

Bylaws with respect to notice and conduct of meetings of the Board shall govern committees of the Board and their actions.
ARTICLE IV
OFFICERS
SECTION 4.1    Officers. The officers of the Corporation shall be a Chairman, a Chief Executive Officer and President, a Chief Financial Officer, one or more Vice Presidents (the number thereof and their respective titles to be determined by or in the manner determined by the Board), a Secretary, and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.3 hereof.
SECTION 4.2    Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.5 hereof, shall be chosen annually by (or in the manner determined by) the Board at the first meeting thereof, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.
SECTION 4.3    Other Officers. In addition to the officers chosen annually by (or in the manner determined by) the Board at its first meeting, the Board (or its designee) also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board (or its designee) may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.
SECTION 4.4    Removal. Any officer may be removed, either with or without cause, by resolution of the Board, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
SECTION 4.5    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.
SECTION 4.6    Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board. The Chairman shall exercise and perform such powers and duties with respect to the business and affairs of the Corporation as may be assigned to the Chairman by the Board or such other powers and duties as may be prescribed by the Board or these Bylaws.
SECTION 4.7    Chief Executive Officer and President. The Chief Executive Officer and President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the Chief Executive Officer and President by the Board, or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board, or in the event and during the period of a vacancy in that office, the Chief Executive Officer and President shall perform all the duties of the Chairman of the Board, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

SECTION 4.8    Chief Financial Officer. The Chief Financial Officer shall have the general responsibility for maintaining the financial records of the Corporation and such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the Chief Financial Officer by the Board or the Chief Executive Officer and President or as may be prescribed by these Bylaws.
SECTION 4.9    Vice President. Each Vice President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such Vice President by the Board, or the Chief Executive Officer and President or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board and the Chief Executive Officer and President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, any Vice President designated by the Board, shall perform all of the duties of the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.
SECTION 4.10    Secretary. The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.
ARTICLE V
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 5.1    Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
SECTION 5.2    Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.
SECTION 5.3    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer and President, the Chief Financial Officer, any Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.
SECTION 5.4    General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.
ARTICLE VI
SHARES AND THEIR TRANSFER

SECTION 6.1    Certificates for Stock. Every owner of stock represented by certificates shall be entitled to have a certificate or certificates, certifying the number and class or series of shares of the stock of the Corporation owned by such owner. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by any two of the President a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer or any other authorized officers of the Corporation, certifying the number of shares owned by him or her. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such an officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class or series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.4 hereof.
SECTION 6.2    Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 hereof, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. To the fullest extent permitted by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.3    Regulations. The Board may make such rules and regulations, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
SECTION 6.4    Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Corporation may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Corporation, it is proper so to do.
SECTION 6.5    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may, except as otherwise required by law, fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any such other action. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board determines that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting in the manner provided by law.
ARTICLE VII INDEMNIFICATION
SECTION 7.1    Indemnification of Directors and Officers. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “Delaware Law”), and by the Certificate of Incorporation, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to or is otherwise involved in, any threatened, pending or completed action, suit or proceeding (a “proceeding”), whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or trustee of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”). The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation’s Certificate of Incorporation, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
SECTION 7.2    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.1 of this Article VII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.2 or otherwise.
SECTION 7.3    Right of Indemnitee to Bring Suit. If a claim under Section 7.1 or 7.2 of this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.
SECTION 7.4    Indemnification of Employees and Agents. The Corporation may, but only to the extent that the Board may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.
SECTION 7.5    Indemnification Agreement. The Corporation may enter into indemnification agreements with any one or more directors, officers, employees and agents upon resolution duly adopted by the Board. Such agreements may indemnify such persons to the fullest extent permitted by the Delaware law, the Certificate of Incorporation and this Article VII.
SECTION 7.6    Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
ARTICLE VIII MISCELLANEOUS
SECTION 8.1    Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.
SECTION 8.2    Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing or by electronic transmission, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.
SECTION 8.3    Amendments. Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board or by the stockholders at any annual or special meeting of stockholders. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Common Stock or Preferred Stock, any amendment, alteration, repeal or rescission of any provision of the Bylaws of the Corporation must be approved either (A) by a majority of the Whole Board, or (B) by the affirmative vote of the holders of not less than 66 2/3% of the voting power then outstanding.
SECTION 8.4    Representation of Other Corporations and Other Entities. The Chairman of the Board, the Chief Executive Officer and President, the Chief Financial Officer, the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all equity interests or shares of any other entity or entities standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all equity interests or shares held by the Corporation in any other entity or entities may be exercised either by such officers by written consent or in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.
ARTICLE
IX FORUM
SECTION 9.1     Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.